Exhibit 99.1

2009-10

Contact:                 R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON RECEIVES SECOND REQUEST RELATED TO NATCO ACQUISITION

HOUSTON (July 28, 2009) -- Cameron (NYSE: CAM) has received a request for additional information and documentary material (commonly referred to as a second request) from the Department of Justice with regard to its Hart-Scott-Rodino filing related to the proposed acquisition of NATCO Group Inc., and is in the process of providing the Department of Justice with additional information on certain product lines.
Cameron President and Chief Executive Officer Jack B. Moore said, “We have been working closely with the DOJ for the last month and will continue to do so until their review is complete. We have not ruled out closing by the end of the third quarter, but it’s possible that we will not have received all the necessary approvals until sometime in the fourth quarter of 2009.”
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
###
Website: www.c-a-m.com